EXHIBIT (h)

                        PW JUNIPER CROSSOVER FUND, L.L.C.
                          C/O PAINEWEBBER INCORPORATED
                           1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019

                                                              October 11, 2000

PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

                         Re: APPOINTMENT AS DISTRIBUTOR

Ladies and Gentlemen:

          PW Juniper Crossover Fund, L.L.C., a limited liability company organized under the laws of the State of Delaware (the "Fund"), hereby agrees with you as follows:

          1.   OFFERING.

          The Fund proposes to issue and to sell interests in the Fund ("Interests") in accordance with its prospectus and statement of additional information, as amended from time to time (collectively, the "Prospectus").

          2.   DEFINITIONS.

          All capitalized terms used in this Agreement which are not separately defined herein shall have the respective meaning set forth in the Prospectus.

          3.   SALE OF INTERESTS.

               (a) Subject to the terms and conditions set forth herein, the Fund hereby appoints you as distributor in connection with the sale of Interests. Subject to the performance in all material respects by the Fund of its obligations hereunder, and to the completeness and accuracy in all material respects of all of the representations and warranties of the Fund contained herein, you hereby agree on the terms and conditions herein set forth to use your best efforts to solicit orders for the sale of Interests.

               (b) The offers and sales of Interests are to be effected in the manner set forth in the Fund's Registration Statement on Form N-2 (File No. 333
- 45166), filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (the "1940 Act"). We have established the following additional procedures in connection with the offer and sale of Interests and you agree that not to make offers or sales of any Interests except in compliance with such procedures:

                    (i) No sale of Interests to any one investor will be for less than the minimum denominations as may be specified in the Prospectus or as the Fund shall advise you.

                    (ii) No offer or sale of any Interest shall be made in any state or jurisdiction, or to any prospective investor located in any state or jurisdiction, where such Interests have not been registered or qualified for offer and sale under applicable state securities laws unless such Interests are exempt from the registration or qualification requirements of such laws.

                    (iii) Sales of Interests will be made only to "qualified clients" as defined under Rule 205-3 of the Investment Advisers Act of 1940, as amended.

               (c) For purposes of the offering of Interests, the Fund has furnished to you copies of the Prospectus which shall be furnished to prospective investors. Additional copies will be furnished in such numbers as you may reasonably request for purposes of the offering. You are authorized to furnish to prospective purchasers only such information concerning the Fund and the offering as may be contained in the Prospectus or any written supplements thereto, and such other materials as you have prepared and which comply with applicable laws and regulations.

               (d) The initial closing for the sale of Interests shall be at such time as we shall agree and any subsequent offers and sales shall be in accordance with such procedures and at such times as we shall agree.

          4.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE FUND.

          The Fund represents and warrants to, and agrees with, you that:

               (a) The Fund has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, and all necessary rights, licenses and permits from other parties to conduct its business as described in the Prospectus.

               (b) Interests to be or which may be issued by the Fund have been duly authorized for issuance and sale and, when issued and delivered by the Fund, Interests will conform to all statements relating thereto contained in the Prospectus.

               (c) The issue and sale of Interests and the execution, delivery and performance of the Fund's obligations under the Prospectus will not result in the violation of any applicable law.

               (d) The Fund will apply the proceeds from the sale of Interests for the purposes set forth in the Prospectus.

               (e) All materials to be given to any potential investor in connection with the offering or sale of Interests (all such materials, together with the Prospectus, being referred to herein as the "Offering Material") will be, as of the closing date of each sale of Interests in respect of which it is used (a "Closing Date"), true, complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading. The Fund agrees to advise you immediately of the occurrence of any event or other change which results in the Offering Material containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. The Fund recognizes and confirms that you (i) will be using and relying primarily on the information in the Offering Material and information available from generally recognized public sources in performing the services contemplated hereunder without having independently verified the same, (ii) do not assume responsibility for the accuracy or completeness of such information or of the Offering Material and
(iii) will not make any appraisal of any assets of the Fund. The Fund agrees not to furnish to any potential investor any Offering Material that has not been approved by you.

               (f) This Agreement has been duly authorized, executed and delivered by the Fund and, assuming your execution hereof, will constitute a valid and binding agreement of the Fund.

          5.   ADDITIONAL COVENANTS OF THE FUND.

          The  Fund covenants and agrees with you as follows:

               (a) You and your counsel shall be furnished with such documents and opinions as you and they may require from time to time for the purpose of enabling you or them to pass upon the issuance and sale of Interests as herein contemplated and related proceedings, or to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Fund and in connection with the issuance and sale of Interests as herein contemplated shall be satisfactory in form and substance to you and your counsel.

               (b) If, at any time after the commencement of an offering of Interests and prior to its termination, an event occurs which in the opinion of counsel to the Fund materially affects the Fund and which should be set forth in an amendment or supplement to the Prospectus in order to make the statements therein not misleading in light of the circumstances under which they are made, the Fund will notify you as promptly as practical of the occurrence of such event and prepare and furnish to you copies of an amendment or supplement to the Prospectus, in such reasonable quantities as you may request in order that the Prospectus will not contain any untrue statement of any material fact or omit to state a material fact which in the opinion of such counsel is necessary to make the statements therein not misleading in light of the circumstances under which they are made.

          6.   REPRESENTATIONS AND WARRANTIES OF THE DISTRIBUTOR.

          You  represent and warrant that:

               (a) You are duly authorized to enter into and perform, and have duly executed and delivered, this Agreement.

               (b) You have and will maintain all licenses and registrations necessary under applicable law and regulations to provide the services required to be provided by you hereunder.

               (c) You have not and will not solicit any offer to buy or offer to sell Interests in any manner which would be inconsistent with applicable laws and regulations, or with the procedures for solicitations contemplated by the Prospectus.

               (d) You will furnish each prospective purchaser of Interests, identified either by you or the Fund, a copy of the Prospectus.

          7.   COMPENSATION OF DISTRIBUTOR.

               (a) You agree to offer Interests for sale at the price set forth in the Prospectus and shall be entitled to receive a sales commission in accordance with the schedule set forth in the Prospectus.

               (b) Except as may otherwise by agreed to by the Fund, you shall be responsible for the payment of all costs and expenses incurred by you in connection with the performance of your obligations under this Agreement.

               (c) The Fund acknowledges that you intend to compensate your account executives for their ongoing servicing of clients with whom they have placed Interests in the Fund and that this compensation will be based upon a formula that takes into account the amount of client assets being serviced as well as the investment results attributable to clients' assets invested in the Fund.

          8.   INDEMNIFICATION AND CONTRIBUTION.

          The Fund agrees to the indemnification provisions attached thereto as Appendix A, which are incorporated herein by reference.

          9.   REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.

          The agreements, representations, warranties, indemnities and other statements of the parties and their officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of you, or the Fund, any members, directors or officers of any of the foregoing or any person controlling any of the foregoing, and (iii) acceptance of any payment for Interests hereunder. The provisions of this Section 9 shall survive the termination or cancellation of this Agreement.

          10.  EFFECTIVE DATE AND TERM OF AGREEMENT.

          This Agreement shall become effective for all purposes as of the date first noted above, and shall remain in effect for an initial term of two years from such date. Thereafter, this Agreement shall continue in effect from year to year, provided that each such continuance is approved by the Fund's Board, including the vote of a majority of the Directors who are not "interested persons" of the Fund as defined by the 1940 Act and the rules thereunder.

          11.  TERMINATION.

          This Agreement may be terminated as follows:

               (a) Either party may terminate this Agreement without cause by written notice to the other on not less than 30 days' notice, or, if there has been a material breach of any condition, warranty, representation or other term of this Agreement by the other, by written notice to such other at any time.

               (b) By written notice to the Fund, you may terminate this Agreement at any time if (i) there has been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, of the Fund, which, in your sole opinion, will make it inadvisable to proceed with the delivery of Interests; (ii) there has occurred any outbreak of hostilities or other domestic or international calamity or crisis the effect of which on the financial markets is so substantial and adverse as to make it, in your judgment, impracticable to market Interests or enforce contracts for the sale of Interests; and (iii) any order suspending the sale of Interests shall have been issued by any jurisdiction in which a sale or sales of Interests shall have been made, or proceedings for that purpose shall have been initiated or, to your best knowledge and belief, shall be contemplated.

               (c) This Agreement shall terminate automatically in the event of its "assignment" as such term is defined by the 1940 Act and the rules thereunder.

               12.  DELEGATION OF POWERS.

               You shall be entitled to delegate all or any of your duties, functions or powers under this Agreement to another person as sub-agents, subject to the provisions of the 1940 Act. However, you shall be solely responsible for the acts and omissions of any such sub-agent and for the payment of any remuneration to such sub-agent.

               13.  NOTICES.

               All communications under this Agreement shall be given in writing, sent by (i) telecopier, (ii) telex confirmed by answerback, or (iii) registered mail to the address set forth below or to such other address as such party shall have specified in writing to the other party hereto, and shall be deemed to have been delivered effective at the earlier of its receipt or within two days after dispatch,

                  If to PaineWebber Incorporated:

                           PaineWebber Incorporated
                           1285 Avenue of the Americas
                           New York, New York  10019

                           Telephone: (212) 713-2000
                           Attn:  F. Daniel Corkery, Esq.


                  If to PW Juniper Crossover Fund, L.L.C.:

                           PW Juniper Crossover Fund, L.L.C.
                           c/o PaineWebber Incorporated
                           1285 Avenue of the Americas
                           New York, New York  10019

                           Telephone: (212) 713-2000
                           Attn:  Daniel Archetti

               14.  MISCELLANEOUS.

               (a) This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and no other person shall have any right or obligation hereunder.

               (b) This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof, and neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

               15.  GOVERNING LAW.

               THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND WITH THE PROVISIONS OF THE 1940 ACT. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF THE LAWS OF NEW YORK AND THOSE OF THE 1940 ACT, THE 1940 ACT PROVISIONS SHALL CONTROL.

               ANY ACTION OR PROCEEDING BASED HEREON, OR ARISING OUT OF YOUR ENGAGEMENT HEREUNDER, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH PARTY HERETO ALSO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

               If the foregoing correctly sets forth our understanding with you, please indicate your acceptance in the space provided below whereupon this letter will form a valid and binding contract among the signers in accordance with its terms.

                                   Very truly yours,



                                   PW JUNIPER CROSSOVER FUND, L.L.C.



                                   By:  /S/ DANIEL ARCHETTI
                                        ---------------------------
                                        Name:  Daniel Archetti
                                        Title: Authorized Person


Agreed to and accepted:

PAINEWEBBER INCORPORATED


By: /S/ MITCHELL TANZMAN
    ---------------------------
Name:  Mitchell Tanzman
Title:

                                                            APPENDIX A


          In connection with the engagement of PaineWebber Incorporated ("PaineWebber") to advise and assist the Fund (referred to herein as "we", "our" or "us") with the matters set forth in this Agreement, we hereby agree to indemnify and hold harmless PaineWebber, its affiliated companies, and each of PaineWebber's and such affiliated companies' respective officers, directors, agents, employees and controlling persons (within the meaning of each of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933) (each of the forsegoing, including PaineWebber, being hereinafter referred to as an "Indemnified Person") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel), actions (including actions brought by us or our equity holders or derivative actions brought by any person claiming through us or in our name), proceedings, arbitrations or investigations (whether formal or informal), or threats thereof (all of the foregoing being hereinafter referred to as "Liabilities"), based upon, relating to or arising out of such engagement or any Indemnified Person's role therein; provided, HOWEVER, that we shall not be liable under this paragraph: (a) for any amount paid in settlement of claims without our consent, unless our consent is unreasonably withheld, or (b) to the extent that it is finally judicially determined, or expressly stated in an arbitration award, that such Liabilities resulted primarily from the willful misconduct or gross negligence of the Indemnified Person seeking indemnification. If multiple claims are brought against any Indemnified Person in an arbitration or other proceeding and at least one such claim is based upon, relates to or arises out of the engagement of PaineWebber by us or any Indemnified Person's role therein, we agree that any award, judgment and other Liabilities resulting therefrom shall be deemed conclusively to be based on, relate to or arise out of the engagement of PaineWebber by us or any Indemnified Person's role therein, except to the extent that such award or judgment expressly states that the award or judgment, or any portion thereof, is based solely upon, relates to or arises out of other matters for which indemnification is not available hereunder. In connection with our obligation to indemnify for expenses as set forth above, we further agree to reimburse each Indemnified Person for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Person; PROVIDED, HOWEVER, that if an Indemnified Person is reimbursed hereunder for any expenses, the amount so paid shall be refunded if and to the extent it is finally judicially determined, or expressly stated in an arbitration award, that the Liabilities in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Person. We hereby also agree that neither PaineWebber nor any other Indemnified Person shall have any liability to us (or anyone claiming through us or in our name) in connection with PaineWebber's engagement by us except to the extent that such Indemnified Person has engaged in willful misconduct or been grossly negligent.

          Promptly after PaineWebber receives notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, PaineWebber will notify us thereof; but the omission so to notify us shall not relieve us from any obligation hereunder unless, and only to the extent that, such omission results in our forfeiture of substantive rights or defenses. If any such action or other proceeding shall be brought against any Indemnified Person, we shall, upon written notice given reasonably promptly following your notice to us of such action or proceeding, be entitled to assume the defense thereof at our expense with counsel chosen by us and reasonably satisfactory to such Indemnified Person; PROVIDED, HOWEVER, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, such Indemnified Person shall have the right to employ separate counsel at our expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, (i) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to us, or (ii) a difference of position or potential difference of position exists between us and such Indemnified Person that would make such separate representation advisable; PROVIDED, HOWEVER, that in no event shall we be required to pay fees and expenses under this indemnity for more than one firm of attorneys (in addition to local counsel) in any jurisdiction in any one legal action or group of related legal actions. We agree that we will not, without the prior written consent of PaineWebber, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by PaineWebber's engagement (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise or consent includes an unconditional release of PaineWebber and each other Indemnified Person from all liability arising or that may arise out of such claim, action or proceeding.

          If the indemnification of an Indemnified Person provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unenforceable, then we agree, in lieu of indemnifying such Indemnified Person, to contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities in such proportion as is appropriate to reflect the "relative benefits received or sought to be received by us on the one hand and by PaineWebber on the other" (as defined in the last sentence of this paragraph). If the allocation provided in the preceding sentence is not permitted by applicable law, then we agree to contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities in such proportion as is appropriate to reflect not only the relative benefits referred to in such preceding sentence but also the relative fault of us and of such Indemnified Person. Notwithstanding the foregoing, in no event shall the aggregate amount required to be contributed by all Indemnified Persons taking into account our contributions as described above exceed the amount of fees actually received by PW Fund Advisor, L.L.C. ("PWAdmin") under Section 2(a) of the Administration Agreement by and between the PWAdmin and the Fund dated October 11, 2000 (the "Administration Agreement"). The relative benefits received or sought to be received by us on the one hand and by PaineWebber on the other shall be deemed to be in the same proportion as (a) the total value of the Interests sold by the Fund bears to (b) the fees paid to, and retained by, PWAdmin under Section 2(a) of the Administration Agreement.

          The rights accorded to Indemnified Persons hereunder shall be in addition to any rights that any Indemnified Person may have at common law, by separate agreement or otherwise. If there is more than one indemnitor hereunder, each indemnifying person agrees that its liabilities hereunder shall be joint and several. Each Indemnified Person is an intended beneficiary hereunder.